
<ARTICLE>           7
<LEGEND>            THE SCHEDULE CONTAINS SUMMARYFINANCIAL
                    INFORMATION EXTRACTED FROM FORM 10-K FOR
                    CONSECO,INC. DATED DECEMBER 31, 1994 AND
                    IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
                    SUCH FINANCIAL STATEMENTS.
<MULTIPLIER>        1,000

<PERIOD-TYPE>                                           YEAR
<FISCAL-YEAR-END>                                                  DEC-31-1994
<PERIOD-END>                                                       DEC-31-1994
<DEBT-HELD-FOR-SALE>                                                 7,067,100
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              39,600
<MORTGAGE>                                                             211,600  <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                       8,159,400
<CASH>                                                                       0
<RECOVER-REINSURE>                                                      45,500
<DEFERRED-ACQUISITION>                                               1,332,900  <F2>
<TOTAL-ASSETS>                                                      10,811,900
<POLICY-LOSSES>                                                      7,890,500
<UNEARNED-PREMIUMS>                                                    192,700
<POLICY-OTHER>                                                         224,400
<POLICY-HOLDER-FUNDS>                                                  229,800
<NOTES-PAYABLE>                                                        802,900  <F3>
<COMMON>                                                               165,800
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            283,500
<OTHER-SE>                                                             297,700  <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        10,811,900
<PREMIUMS>                                                           1,285,600
<INVESTMENT-INCOME>                                                    385,700
<INVESTMENT-GAINS>                                                     (30,500) <F5>
<OTHER-INCOME>                                                         221,200  <F6>
<BENEFITS>                                                           1,092,700  <F7>
<UNDERWRITING-AMORTIZATION>                                            117,000  <F8>
<UNDERWRITING-OTHER>                                                   214,100
<INCOME-PRETAX>                                                        324,400
<INCOME-TAX>                                                           111,000
<INCOME-CONTINUING>                                                    213,400
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                         (4,000)
<CHANGES>                                                                    0
<NET-INCOME>                                                           150,400
<EPS-PRIMARY>                                                             5.00
<EPS-DILUTED>                                                             4.87
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $69,000 of credit-tenant loans.
  <F2>  Includes $1,032,200 of cost of policies purchased.
  <F3>  Includes notes payable of Bankers Life Holding Corporation of $280,000 and
        CCP II of $331,100 which are not direct obligations of Conseco.
  <F4>  Includes retained earnings of $437,400, offset by net unrealized depreciation of securities of $139,700.
  <F5>  Includes net realized losses of $25,600 and a net trading loss of $4,900.
  <F6>  Includes fee revenue of $58,000, equity in earnings of Western National
        Corporation of $40,200, equity in earnings of CCP Insurance, Inc. of $24,700, restructuring income of $80,800 and other income of $17,500.
  <F7>  Includes insurance policy benefits of $915,400, change in future policy benefits of $42,600 and interest expense on annuities and financial products of $134,700.

  <F8> Includes amortization of cost of policies purchased of $76,200 and cost of policies produced of $46,100 and amortization related to realized losses of
        $(5,300).

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